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                                                                     EXHIBIT 4.2

                                 DATASCOPE CORP.

                             STOCK OPTION AGREEMENT


         Agreement, made as of the 25th day of February 2003, between DATASCOPE CORP., a Delaware corporation (the "Company"), and David Altschiller (the "Optionee"), residing at 80 River Road, Stockton, New Jersey 08559.

         The Board of Directors of the Company (the "Board of Directors") has adopted a resolution granting the Optionee a ten-year option to purchase 5,000 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company, subject to and upon the terms and conditions set forth herein (the "Option").

         Therefore, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto have agreed as follows:

         1. (a) The price at which the Optionee shall have the right to purchase the Shares under this Agreement is $22.49 per share.

            (b) The Option shall be immediately exercisable.

            (c) If the Optionee shall at any time voluntarily or involuntarily cease to serve as a consultant of the Company or if the Optionee's service shall terminate on account of death or disability, the Option shall terminate three months following the first day that the Optionee is no longer a consultant of the Company (one year in the case of termination on account of death or disability). A leave of absence approved by the Board of Directors shall not constitute an interruption or cessation of the Optionee's service as a consultant of the Company.

            (d) This Option is not intended to satisfy the requirements for an incentive stock option under the Internal Revenue Code of 1986, as amended.

         2. Nothing contained herein shall be construed (i) to confer on the Optionee any right to continue to serve as a consultant of the Company or (ii) to derogate from any right of the Company to terminate any consulting agreement or other agreement with the Optionee, or to retire, request the resignation of, layoff or require a leave of absence of the Optionee, with or without pay, at any time, with or without cause.

         3. The Option shall not be subject in any manner to transfer (except by will or the laws of descent and distribution), sale, exchange, assignment, anticipation, pledge or encumbrance, except to the extent that the Option may be exercised by a guardian or conservator in the event of the Optionee's disability or an executor or administrator in the event of the Optionee's death. The Option may be exercised during the lifetime of the Optionee only by the Optionee or, in the event of his disability, his duly appointed guardian or conservator or, in the event of his death, his executor or administrator. Notwithstanding anything to the contrary that may be contained in this Agreement, the Option may be transferred, without consideration, by the Optionee to members of his immediate family, to a partnership or limited liability company all, or substantially all, of the interests in which are owned by the Optionee or members of his immediate family, or to a trust, the beneficiaries of which are the Optionee or members of his immediate family (each of the foregoing being referred to herein as an "Permitted Transferee"), under such other terms and conditions, and subject to such agreements by the Optionee and the Permitted Transferee(s) as the Board of Directors, in its absolute discretion, shall require.

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         4. (a) If the outstanding shares of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue shares as a dividend or upon a stock split, then the number and kind of shares subject to the unexercised portion of the Option and the exercise price of the Option shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option. Adjustments under this Paragraph 4 shall be made by the Board of Directors, whose determination shall be final and binding and conclusive. In computing any adjustment under this Paragraph 4, any fractional share shall be eliminated. Nothing contained in this Agreement shall be construed to affect in any way the right or power of the Company to make any adjustment, reclassification, reorganization or changes to its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

            (b) In the event of the dissolution or liquidation of the Company, or in the event of a merger or consolidation in which (1) the Company is not the surviving corporation, and (2) the agreements governing such merger or consolidation do not provide for the issuance to the Optionee and/or any Permitted Transferee, as the case may be, of a Substitute Option (as hereinafter defined) or the express assumption of this Option, the Company, at least ten
(10) days prior to the date of such event, will mail or cause to be mailed to the Optionee and/or any Permitted Transferee, as the case may be, a notice specifying the date such event to the address of the Optionee specified on page 1 of this Agreement (and to the addresses of the Permitted Transferees that have been provided to the Company) or to such other address as the Optionee (or such Permitted Transferee) delivers or transmits by registered or certified mail to the Treasurer of the Company at its principal office. In the event the Option is not exercised on or prior to the date of such event, the Option and any rights hereunder shall terminate as of said date. For purposes of this Paragraph 4, a "Substitute Option" shall mean an option under which the Optionee and/or any Permitted Transferee has the right to purchase on substantially equivalent terms (as hereinafter defined) (in lieu of the Shares), the stock, securities, or other property he would have been entitled to receive upon the consummation of such merger or consolidation had he exercised the option immediately prior thereto. For purposes of the preceding sentence, substantially equivalent terms shall be those terms given approval by the Board of Directors in their sole discretion.


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         5. The Option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which such person then wishes to purchase and shall be accompanied by such documentation, if any, as may be required by the Company as provided in Paragraph 7 and payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price for such number of shares, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the Shares being purchased or (iii) a combination of these methods of payment; provided, however, that payment, whether in whole or in part, by surrendering certificates, may only be made if the Optionee has held such shares for a period of at least six (6) months prior to the date of surrender. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which the Company receives said notice and documentation shall, subject to the provisions of Paragraphs 6 and 7, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the Option shall not have the right or status as a holder of shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation.

         6. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         7. (a) The Company shall not be deemed obligated to the Optionee to register any of the Shares which may be acquired pursuant to any exercise of the Option under the Securities Act of 1933, as amended (the "Act"). The Optionee acknowledges that, if the Shares are not so registered, his acquisition of any of the Shares pursuant to an exercise of the Option will be made in part in reliance upon the exemption from the registration requirements of the Act afforded by Section 4(2) of the Act for transactions by an issuer not involving any public offering. The Optionee further acknowledges that the Company's reliance upon this exemption at the time of any exercise of the Option will be predicated upon the Optionee's representation at that time that such Shares are being acquired by him as an investment solely for his account and that he then has no intention of selling, pledging, transferring or otherwise distributing or disposing of all or any part of such Shares or any interest or participation therein except as permitted by the Act and the rules and regulations promulgated thereunder. The Optionee further acknowledges that, accordingly, if the Shares are not so registered, the receipt by the Board of Directors of written representations to such effect is a condition precedent to the right to exercise the Option, in whole or in part.


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            (b) The Optionee agrees that there will be no disposition of all or any part of the Shares acquired pursuant to any exercise of the Option or any interest or interests therein, unless and until such disposition has been registered under the Act or the Company receives an opinion of its counsel that registration under the Act is not required in connection with such disposition.

            (c) The Optionee agrees that upon any exercise of the Option, unless the Shares acquired pursuant to such exercise have been registered under the Act, the transfer agent for the Shares acquired pursuant to such exercise will be instructed to place appropriate stop orders against transfer of the Shares and that the certificate or certificates to be issued representing the Shares will conspicuously bear a legend substantially as follows:

         The offer and sale of the shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Company that registration is not required under said Act.

            (d) The Optionee acknowledges that he is presently familiar with the Company's business, operations and financial condition. In this connection, the Company agrees that, upon the request of the Optionee, it will provide the Optionee with a copy of its then most recent definitive Proxy Statement in connection with a meeting of its shareholders for the election of directors, its then most recent Annual Report on Form 10-K, and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission subsequent to the filing of its then most recent Annual Report on Form 10-K. In addition, principal officers of the Company will be reasonably available to discuss with the Optionee the information contained in these documents.

         8. Notwithstanding anything to the contrary in this Agreement, without the prior written consent of the Company, the person or entity exercising the Option shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares acquired upon the exercise of the Option or any interest therein without first offering to the Company in writing the right to purchase such Shares at a price per share equal to the average of the high and low sale price of such Shares as quoted on the NASDAQ National Market System on the trading day immediately preceding the day of such offer (the "Offer Price"). The Company shall have no more than two trading days to accept or reject such offer. In the event the Company agrees to purchase such Shares, the certificate or certificates evidencing the Shares shall forthwith be delivered to the Company against full payment for the Shares in the form of cash or check.


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         9. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to any choice-of-law principles thereof.

         10. Subject to Paragraph 3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.


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                  IN WITNESS WHEREOF, the parties have witnessed this Agreement to be duly executed and delivered as of the date first above written.


                                    DATASCOPE CORP.



                                    By: /s/ Murray Pitkowsky
                                        ------------------------
                                    Name:
                                    Title:



                                    /s/ David Altschiller
                                    ----------------------------
                                    Optionee




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